UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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WILLIAMS CONTROLS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILLIAMS CONTROLS, INC.

Notice of Annual Meeting
to be held on
February 17, 2005

The annual meeting for 2005 of Williams Controls, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company located at 14100 Southwest 72nd Avenue, Portland Oregon  on February 17, 2005, at 8:30 a.m. Pacific Standard Time, for the following purposes:

1.                To elect two (2) members of the Company’s board of directors each for a three (3) year term to serve until the next annual meeting or until their respective successors are duly elected and qualified;

2.                To approve an amendment to the Company’s Certificate of Incorporation increasing the number of the Company’s authorized shares of common stock from 50,000,000 to 75,000,000; and

3.                To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the annual meeting.

Only stockholders of record on January 6, 2005, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

Your vote is important. Whether or not you expect to attend the annual meeting in person, please sign, date and return the enclosed proxy in the accompanying envelope so that your shares will be voted. The envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors,

Dennis E. Bunday
Executive Vice President, Chief Financial Officer and Secretary

January 18, 2005
Portland, Oregon

WILLIAMS CONTROLS, INC.
14100 SW 72nd Avenue
Portland, Oregon 97224
(503) 684-8600

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 17, 2005

INTRODUCTION

General

This proxy statement is being furnished to the stockholders of Williams Controls, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s board of directors (the “Board of Directors”) from holders of the Company’s common stock, $0.01 par value (“Common Stock”), to be voted at Company’s Annual Meeting of Stockholders to be held at the offices of the Company located at 14100 Southwest 72nd Avenue, Portland, Oregon on February 17, 2005, at 8:30 a.m. Pacific Standard Time (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to elect two members of the Board of Directors, to approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock to 75 million shares, and to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. The accompanying Notice of the Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are first being mailed to stockholders on or about January 18, 2005.

Record Date

The Board of Directors has fixed the close of business on January 6, 2005 as the record date (the “Record Date”) for determining the holders of the Company’s Common Stock. Accordingly, only holders of record of Common Stock (or preferred stock convertible into Common Stock as discussed below) at the close of business on the Record Date will be entitled to vote at the Annual Meeting, with each share of Common Stock entitling its holder to one vote on all matters properly presented at the Annual Meeting.

Outstanding Shares

On the Record Date, there were 46,629,411shares of Common Stock outstanding held by approximately 3,000 beneficial owners and 450 record owners. Included within the number of outstanding shares of Common Stock are 23,610,235 shares of Common Stock issued or issuable upon the closing of the Company’s recapitalization in September of 2004, in connection with which all of the Company’s Series A-1 Non-Redeemable Convertible Preferred Stock and all of the Company’s Series B Preferred Stock, 15% Redeemable Convertible Series (collectively, the “Preferred Stock”) were either redeemed or converted shares into shares of Common Stock.

Quorum

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting, or 23,314,706 shares of Common Stock, is necessary to constitute a quorum at the Annual Meeting.

Voting

Each stockholder will be entitled to one vote for each share of Common Stock held of record by the stockholder on the record date on all matters submitted for stockholder approval at the Annual Meeting on which the shares are entitled to vote. Stockholders are not entitled to cumulate votes on any proposal.

The two directors receiving the most votes will be elected directors of the Company. Accordingly, assuming the existence of a quorum, abstentions and broker non-votes will not have an effect on the election of directors. Proposal 2 will be approved if, assuming the existence of a quorum, a majority of the shares entitled to vote approve the proposal. Accordingly, abstentions and broker non-votes will have the effect of a “No” vote with respect to Proposal 2.

Proxies

The Board of Directors is soliciting the enclosed proxy for use at the Annual Meeting and any adjournments or postponements of that meeting. The proxy holders will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting and not properly revoked by the stockholder in accordance with the instructions below will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions in the proxy.

The shares represented by each signed proxy will be voted in accordance with the instructions given on the proxy. If a signed proxy is received but no instructions are indicated, the proxy will be voted as follows:

•       FOR the two nominees to the Company’s board of directors named in this Proxy Statement;

•       FOR the amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,00,000 to 75,000,000; and

•       at the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.

The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:

•       by filing with the Company’s corporate secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or

•       by signing and dating a subsequent proxy relating to the same shares and delivering it to the Company’s corporate secretary before the Annual Meeting; or

•       by attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting without taking one of the foregoing measures will not constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to Williams Controls, Inc., 14100 Southwest 72nd Avenue, Portland, Oregon, 97224, Attention: Corporate Secretary, or hand delivered to the corporate secretary at the Annual Meeting, at or before the taking of the vote.

Notice to Beneficial Owners of Shares

Any shares held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients or otherwise held in “street name” may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and should instruct the person or entity in whose name the shares are held how to vote. Brokerage houses should provide beneficial owners with instructions that the beneficial owners must follow to direct the voting of their shares.

Solicitation of Proxies

We will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by our directors, officers, and employees personally, or by telephone or facsimile. None of those persons will be compensated for soliciting proxies. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to the beneficial owners of the shares and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

PROPOSAL 1—ELECTION OF DIRECTORS

General

The Company’s Bylaws provide that the Company’s Board of Directors shall consist of eight members. The directors are divided into three classes with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The directors whose terms of office expire at the Annual Meeting consist of two Class III Directors. There is no cumulative voting for directors.

Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

Information Regarding Nominees and Other Directors

The following sets forth certain information about the nominees and other current directors based on information these individuals supplied to the Company, including their names, ages, principal occupations for the past five years, and their directorships with other corporations.

Shares represented at the Annual Meeting by executed but unmarked proxies will be voted “FOR” the named nominees.

Nominees for Class III Directors for a Term Expiring in 2008

Name	Age	Occupation and Employment History
Douglas E. Hailey	42

Mr. Hailey has served as a director since March 2001 and is a member of the Executive Committee. Since 1994, Mr. Hailey has been Vice President of the Investment Banking Division of Taglich Brothers, Inc., a New York-based full service brokerage firm that specializes in private equity placements for small public companies. Prior to joining Taglich Brothers, Mr. Hailey spent five years with Weatherly Financial Group, a small private equity firm that specialized in sponsoring leveraged buyouts. Mr. Hailey received a Bachelors degree in Business Administration from Eastern New Mexico University and an MBA in Finance from the University of Texas.

William I. Morris	33

Mr. Morris has served as a director since September 2004. Mr. Morris joined the San Francisco office of American Industrial Partners in 2001 and is currently a Vice President of that firm. Prior to joining American Industrial Partners, Mr. Morris was a member of the mergers and acquisitions group of JP Morgan, an international investment banking firm. Mr. Morris has a BA in Finance from Simon Fraser University in Vancouver, British Columbia and a Masters in Economics from the University of Essex in Colchester, United Kingdom.

Continuing Class II Directors with a Term Expiring in 2006

Name	Age	Occupation and Employment History
R. Eugene Goodson	69

Mr. Goodson has been Chairman of the Board since July 1, 2002. He also was President and Chief Executive Officer from August 7, 2002 through September 30, 2004. Mr. Goodson is the Chairman of the Executive Committee. Mr. Goodson was an Adjunct Professor at the University of Michigan’s School of Business from September 1998 until June 2004. From October 1997 to September 1998, he was a consultant with Oshkosh Truck Corporation, a manufacturer of specialized trucks and transport equipment. From 1990 until his retirement in October 1997, he was Chairman of the board of directors and Chief Executive Officer of Oshkosh Truck Corporation. Mr. Goodson has a MSME and a PHD from Purdue University.

Peter E. Salas	50

Mr. Salas has been a director since September 2004, when he was appointed in conjunction with the 2004 recapitalization transaction. He has been President of Dolphin Asset Management Corp. and its related companies since he founded it in 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years, becoming Co-manager, Small Company Fund and Director-Small Cap Research. He received an A.B. degree in Economics from Harvard in 1976. Mr. Salas was elected to the Board of Directors on October 8, 2002.

Donn J. Viola	59

Mr. Viola has been a director since December, 2002 and is a member of the Compensation Committee. Mr. Viola served as Chief Operating Officer of Donnley Corporation, an automotive parts supplier, from 1996 until his retirement in 2002. From 1990 to 1996, Mr. Viola held positions as Senior Executive Vice President and Chief Operating officer with Mack Trucks, a heavy truck manufacturer. Mr. Viola has a BSME from Lehigh University.

Continuing Class I Directors with a Term Expiring in 2007

Name	Age	Occupation and Employment History
Kirk R. Ferguson	36

Mr. Ferguson has been a director since July 1, 2002. He is a member of the Executive Committee, the chairman of the Compensation Committee and a member of the Audit Committee. Mr. Ferguson joined the New York office of American Industrial Partners in 2001 and serves as a partner and Managing Director of that firm. Mr. Ferguson was previously a principal at Saratoga Partners, a private equity investment firm where he was employed from 1997 to 2001. Mr. Ferguson earned his AB from Stanford University and his MBA from Harvard Business School.

H. Samuel Greenawalt	76

Mr. Greenawalt served as a director and a member of the Audit Committee from March 1994 to July 1, 2002 when he resigned in conjunction with the 2002 recapitalization transaction. Mr. Greenawalt was re-elected as a director at the Company’s Annual Meeting on September 19, 2002. Mr. Greenawalt is chairman of the Audit Committee. From 1987 until his retirement in 1994 Mr. Greenawalt served as Senior Vice President, Business Development, for Michigan National Bank in Detroit, Michigan and since 1994 has served in that capacity on a part time basis. Mr. Greenawalt received a Bachelor of Science degree from the Wharton School at the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School. Mr. Greenawalt is a director of Valley Commerce Bank.

Carlos P. Salas	33

Mr. Salas has been a director since September 2004, when he was appointed in conjunction with the 2004 recapitalization transaction. He is a partner of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Before joining Dolphin Advisors, Mr. Salas led an investor group in the acquisition of a private engineering and manufacturing firm in 2001, and joined the company to lead a financial and operating restructuring as CFO in 2002. Previously, Mr. Salas led corporate finance and mergers and acquisitions advisory assignments for middle-market clients as an investment banker with the Los Angeles office of Donaldson, Lufkin & Jenrette (“DLJ”), and when DLJ was acquired by Credit Suisse First Boston Corporation (“CSFB”), joined CSFB’s mergers and acquisitions group. Prior to joining DLJ in 1999, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and cross-border mergers and acquisitions transactions. Mr. Salas received his J.D. from The University of Chicago in 1996, and his B.A. in Philosophy from New York University in 1992. Mr. Salas also serves on the boards of directors of Tengasco Inc. (AMEX: TGC) and Telenetics Inc. (OTCBB: TLNT).

Meetings of the Board; Committees

The Board of Directors has appointed an Executive Committee, Audit Committee, Compensation Committee and Nominating Committee.

Executive Committee.   When the Board of Directors is not in session, the Executive Committee may exercise all the powers and authority of the Board of Directors except as limited by law and the Certificate of Incorporation. The Executive Committee was created in June 2002 and did not meet during fiscal 2004. During fiscal 2004, the members of the Executive Committee were Messrs Ferguson, Goodson, Hailey and W. Richard Bingham. Mr. Bingham resigned from the Board of Directors in September 2004. The current members of the Executive Committee are Messrs. Ferguson, Goodson and Hailey.

Audit Committee.   The Audit Committee reviews the scope of the independent annual audit, reviews the Company’s quarterly and other financial reports and is responsible for other maters concerning the relationship between the Company and its independent accountants. The Audit Committee operates under a charter from the Board of Directors. The Audit Committee held five meetings during our 2004 fiscal year. During fiscal 2004, the members of the Audit Committee were Messrs. Ferguson, Greenawalt and Nathan L. Belden. Mr. Belden resigned from the board of directors in July 2004. The current members of the Audit Committee are Messrs. Ferguson, Greenawalt and Peter E, Salas. Only Mr. Greenawalt is an independent director under the meaning set forth in Rule 4200(a)(14) of the NASD’s listing standards. Our Board of Directors has determined that Messrs. Ferguson and Peter Salas each meet the definition of an audit committee financial experts, as set forth in Item 401(h)(2) of SEC Regulation S-K. A copy of the report of the Audit Committee is contained in this Proxy Statement.

Compensation Committee.   The Compensation Committee primarily reviews and sets compensation to be paid to our executive officers and directors and makes recommendations to the Board of Directors  regarding awards under the Company’s stock option plans. The Compensation Committee held two meetings during fiscal 2004. During fiscal 2004, the members of the Compensation Committee were Messrs. Hailey, Ferguson and Viola. The current members of the Compensation Committee are Mr. Ferguson, Mr. Carlos P. Salas and Mr. Viola. A copy of the report of the Compensation Committee is contained in this Proxy Statement.

Nominating Committee.   The Nominating Committee is responsible for determining the persons to be nominated for election to the board of directors. The Nominating Committee does not have a charter and did not meet during fiscal 2004; rather nominations were considered by the Board of Directors as a whole. During fiscal 2004, the Nominating Committee consisted of Messrs. Viola and Nathan L. Belden. Mr. Belden resigned from the Board of Directors in July 2004.

Director Nomination Procedures

As indicated above, the Nominating Committee did not meet in 2004. Instead, the nominating considerations were undertaken by the entire Board of Directors.

Messrs. Hailey and Morris are existing directors. The Board of Directors is recommending that these two nominees be re-elected as directors because the Board believes they have served the Company admirably and it is in the best interests of the Company and its stockholders to re-elect these two individuals to the Board of Directors. The Board of Directors believes that Messrs. Hailey and Morris possess a desirable understanding of the Company and the industries in which it operates.

In the future, the Company anticipates that the Nominating Committee, rather than the entire Board of Directors, will seek qualified candidates to serve on the Company’s Board of Directors and recommend them for the Board’s consideration. In recommending candidates for election to the Board of Directors, the Nominating Committee will consider nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating Committee may also engage a third-party search firm to assist in identifying and evaluating potential nominees. The Nominating Committee will review each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors and other factors relating to diversity, skills, occupation, experience in the context of the needs of the Board of Directors, and whether the candidate would meet the definition of “independent” under applicable SEC and Nasdaq Stock Market rules. Evaluations of candidates generally will involve a review of background materials and internal discussions as well as interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee is expected to recommend the candidate for consideration by the full Board of Directors. The Board of Directors has required and will continue to require that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards.

Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information specified in Article II, Section 4 of the Company’s bylaws, including the candidate’s name, biographical data and qualifications. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 10 days nor more than 60 days prior to the date of the meeting, provided that at least two (2) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders. If less than 10 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Company not later than the close of business on the second day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Stockholders also may be subject to other conditions and limitations regarding the nomination of directors. See “Date for Submission of Stockholder Proposals” below.

Meeting Attendance

The Board of Directors met six times in person and three times via telephone during fiscal 2004. Each director attended more than 75% of the meetings of the Board of Directors and each committee on which he served and which met during fiscal 2004.

Required Vote

Assuming the existence of a quorum, the two nominees receiving the most votes will be elected directors.

Director Compensation

The non-employee directors of the Company, other than the directors affiliated with American Industrial Partners or Dolphin Asset Management Corp. and its related companies are paid an annual retainer of $5,000. Each non-employee director, other than the directors affiliated with American Industrial Partners or Dolphin Management, Inc. receives an additional $1,500 for each regular Board meeting attended in person, $500 for each telephonic Board meeting attended and $500 for each committee meeting attended, whether in person or telephonic. No fees are paid when action is taken by unanimous written consent. The Company reimburses its directors for reasonable costs incurred to attend Board and committee meetings.

R. Eugene Goodson, retired as Chief Executive Officer on October 1, 2004 but will remain as our Chairman of the Board. For fiscal 2005, Mr. Goodson will be paid $75,000 as Chairman of the Board and to affect an orderly transition of the President and Chief Executive Officer position to Mr. Cavanagh.  Mr. Goodson will not be eligible for a bonus under the Company’s salaried bonus plan.

The Company has a stock option plan for the non-employee directors of the Company.  For the fiscal year ended September 30, 2004, non-employee directors Messer. Greenawalt, Hailey and Viola each received non-statutory stock options exercisable for ten years to purchase up to 10,000 shares of Common Stock at $0.75 per share.

The Company has a management services agreement with each of American Industrial Partners and Dolphin Direct Equity Partners, Inc. Certain directors are affiliated with these parties. See “Certain Relationships and Related Party transactions” below.

Communication with Directors

Any stockholder who wishes to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Secretary, Williams Controls, Inc., 14100 S.W. 72nd Ave., Portland, Oregon 97224. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

Recommendation of the Board of Directors

The Board of Directors urges the stockholders to vote “FOR” Messrs. Hailey and Morris. If a quorum is present, the Company’s bylaws provide that directors are elected by a plurality of the votes cast by the stockholders entitled to vote.  In other words, the two nominees receiving the most votes, even if less than a majority of the shares cast, will be elected to the Board of Directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

Under Delaware law, the Company may only issue shares of its capital stock to the extent such shares have been authorized for issuance under its Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of Common Stock, $0.01 par value, as well as up to 50,000,000 shares of Preferred Stock, for a total of 100,000,000 shares. As of the Record Date, 46,629,411 shares of Common Stock were issued and outstanding; approximately 3,370,589 shares are available for future issuance. In addition, as of the Record Date, options to acquire approximately 3,851,000  shares of Common Stock were outstanding and approximately 978,000 shares were available for future grant under the Company’s stock option plans. Accordingly, the Company lacks sufficient shares to allow the exercise of all outstanding options, to issue additional options, or to issue in connection with other corporate purposes, such as stock dividends, stock splits, to raise additional capital through the sale of equity securities, to acquire other companies or their assets, to establish strategic relationships with corporate partners, and to provide equity incentives to employees and officers. The Board of Directors believes that it is in the best interests of the Company and its stockholders that shares of common stock be available for such purposes and, accordingly, the Board of Directors approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 75,000,000 (and the total number of capital shares from 100,000,000 to 125,000,000).

Purpose of the Charter Amendment

The purpose of the proposed Charter Amendment is to authorize additional shares of Common Stock that will be available for issuance under the stock option plans and other corporate purposes. The Board of Directors has no current intention to grant additional options or to enter into any of the transactions listed above but may grant such additional options or issue such additional shares as the Board of Directors determines to be appropriate if the Charter Amendment is approved by the stockholders.

Other Effects of Charter Amendment

The increase in authorized Common Stock (and the total number of capital shares that may be issued) will not have any other immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, may be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and, therefore, less likely. Any such issuance of additional stock may dilute the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares may be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by the Company

Form of Charter Amendment

If the Charter Amendment is approved by the stockholders, Article Fourth, Subsection A of our Certificate of Incorporation will be amended to read in its entirety as follows:

“A. The total number of shares of capital stock which the Corporation will have authority to issue is 125,000,000 shares, consisting of 75,000,000 shares of common stock, $0.01 par value (the “Common Stock”), and 50,000,000 shares of preferred stock, $0.01 par value (the “Preferred Stock”).”

The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.01 per share and be of the same class of Common Stock as is currently authorized under the Certificate of Incorporation.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for approval of this proposal. Accordingly, abstentions and broker non-votes will have the same effect as a “No” vote on this proposal.

The Board of Directors recommends the Charter Amendment and urges the holders of Common Stock to vote “FOR” the Charter Amendment.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the Company’s executive officers as of January 6, 2005. Officers of the Company are appointed by the Board of Directors at the meeting of the Board of Directors immediately following the Annual Meeting of the stockholders and hold office until their successors are elected and qualified.

Name	Age	Current Position	Tenure
R. Eugene Goodson	69	Chairman of the Board	2002 to present
		President and Chief Executive Officer	2002 to September 30, 2004

Patrick W. Cavanagh	51	President and Chief Executive Officer	October 1, 2004 to present

Dennis E. Bunday	54	Chief Financial Officer,	2001 to present
		Executive Vice President, and Secretary	2002 to present

Thomas F. Dunlap	56	Executive Vice President	2002 to present

Information concerning the principal occupation of Mr. Goodson is set forth under “Election of Directors.”  Information concerning the principal occupation during at least the last five years of the other executive officers of the Company who are not also directors of the Company is set forth below.

Patrick W. Cavanagh  joined Williams Controls, Inc. as the President and Chief Executive Officer on October 1, 2004. From June of 2003 until joining the Company, Mr. Cavanagh was General Manager of Woodward Controls, Inc. an energy controls company with operations in Niles, Illinois and Suzhou, China. From 1992 to 2003, he was Vice President of Knowles Electronics and general manager of their automotive components group, a producer of engine control systems. A Knowles Electronic subsidiary, Syncro-Start, was acquired by Woodward Controls in June 2003. Mr. Cavanagh has a BSME-T from the Milwaukee School of Engineering.

Dennis E. Bunday  joined Williams Controls, Inc. as Executive Vice President, Chief Financial Officer and Secretary in July 2002. From January 2001 until June 2002, he served the Company as its Chief Financial Officer as an independent contractor. Prior to joining the Company, he served as Vice President—Finance and Chief Financial Officer from 1998 to 2001, for Babler Bros., Inc., a manufacturer of pre-cast concrete products. From 1996 until 1998, he held the same positions with Quality Veneer & Lumber, Inc., and its predecessor, the Morgan Company, a producer of forest products. Prior to 1996, he was Financial Controller and Treasurer of Pope & Talbot, Inc., a New York Stock Exchange company. Mr. Bunday received a Bachelors degree in Accounting from Washington State University.

Thomas F. Dunlap  was appointed Executive Vice President and General Manager of the Company’s Portland, Oregon facility in July 2002. From 1999 until July 2002 he was the General Manager of the Company’s Portland, Oregon facility. Prior to joining the Company, Mr. Dunlap was Vice President and General Manager of the OEM business unit of Warn Industries, a powertrain component supplier to the auto industry. Mr. Dunlap was employed by Warn Industries for thirteen years. Mr. Dunlap has a Bachelor of Science degree in Aerospace Engineering from Iowa State University and a Masters in Business from the University of Michigan.

There are no family relationships among the executive officers of the Company.

EXECUTIVE COMPENSATION

The table below sets forth the compensation received by the Chief Executive Officer of the Company and other named executive officers of the Company who received compensation in excess of $100,000 during the fiscal years ended September 30, 2004, September 30, 2003 and September 30, 2002. The Company has no restricted stock award or long-term incentive plans.

Executive Compensation

							Securities
						Other Annual	Underlying		All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)		Compensation ($)	Options (#)		Compensation ($)
R. Eugene Goodson(1)	2004	120,000		108,400		—	—		4,300	(4)
Chairman of the	2003	120,000		37,500		—	250,000	(3)	3,900	(4)
Board, and through September 30, 2004, President and Chief Executive Officer	2002	30,000		25,000		—	—		—

Patrick W. Cavanagh(2)	2004	—		—		—	—		—
Effective October 1, 2004, President and Chief Executive Officer

Dennis E. Bunday	2004	150,000		108,400		—	—		10,350	(4)
Executive Vice	2003	150,000		47,500		—	250,000	(3)	5,400	(4)
President and Chief Financial	2002	37,500	(5)	25,000		178,715 (5)	—		—
Officer

Thomas F. Dunlap	2004	150,000		108,400		—	—		10,951	(4)
Executive Vice President	2003	150,000		37,500		—	250,000	(3)	7,300	(4)
	2002	123,750	(6)	100,000	(7)	—	—		1,200	(4)

Ronald J. Velat	2004	—		—		—	—		—
Former Executive Vice President	2003	150,000		167,957	(8)	—	250,000	(3)	3,844	(4)
	2002	133,500	(8)	75,000	(9)	—	—		10,000	(10)

(1)          Mr. Goodson was appointed as Chairman of the Board on July 1, 2002 and on August 7, 2002 was appointed President and Chief Executive Officer in addition to Chairman of the Board. Mr. Goodson retired from the President and Chief Executive position with the appointment of Patrick W. Cavanagh effective October 1, 2004.

(2)          Mr. Cavanagh was appointed the Company’s President and Chief Executive Officer effective October 1, 2004. Under his employment agreement, he will be paid $240,000 per annum in base compensation and is eligible for performance based bonuses in year 2005. See “Employment Contracts” below.

(3)          Each of the named executive officers, except Mr. Cavanagh, was granted stock options under the Company’s Restated 1993 Stock Option Plan for 250,000 shares of common stock at an exercise price of $.66 per share, which was above the stock price on July 31, 2003,  the date of grant. Pursuant to the terms of the stock option agreement, Mr. Velat’s options expired on December 31, 2003 in conjunction with his resignation (see Note 8 below).

(4)          Represents contributions from the Company to each of the named executives 401(k) account.

(5)          Mr. Bunday was named Executive Vice President and Chief Financial Officer effective July 1, 2002. Prior to July 1, 2002, Mr. Bunday was Chief Financial Officer of the Company and provided services to the Company under an independent contractor agreement from January 22, 2001 to June 30, 2002.  Contract payments amounts are included under “other compensation.”

(6)          Mr. Dunlap was named Executive Vice President and General Manager of the Company’s Oregon operations effective July 1, 2002. Prior to July 1, 2002, Mr. Dunlap was General Manager of the Company’s Oregon operations. Compensation includes amounts prior to being named Executive Vice President.

(7)          Mr. Dunlap’s bonus includes a $60,000 one-time retention bonus paid upon the successful completion of the 2002 recapitalization transaction.

(8)          Mr. Velat was named Executive Vice President and General Manager of the Company’s passenger car and light truck electronic throttle controls product lines effective July 1, 2002 in conjunction with the 2002 recapitalization transaction and prior to that, Mr. Velat was General Manager of the same product lines. Mr. Velat resigned in conjunction with the Company’s sale of its passenger car and light truck product lines to Teleflex on September 30, 2003 and is no longer employed by the Company. Mr. Velat’s fiscal 2003 bonus represents amounts paid to Mr. Velat to assist in the sale of the Company’s passenger car and light truck product lines.  Compensation includes amounts prior to being named Executive Vice President.

(9)          Mr. Velat’s bonus includes a $60,000 one-time retention bonus paid upon the successful completion of the 2002 recapitalization transaction.

(10)   Represents a one-time payment for elimination of Mr. Velat’s monthly car allowance of $500.

Stock Option Grants in Last Fiscal year

No stock options were granted to any of the named executives during the fiscal year ended September 30, 2004.

As part of his employment agreement, Mr. Cavanagh was granted stock options for 1,000,000 shares at a price of $1.00 per share, which was greater than the stock price on October 1, 2004, the date of grant. These options vest in equal annual installments over five years.

Stock Option Exercises and Holdings in Last Fiscal year

The table below summarizes fiscal year-end option values of the executive officers named in the Summary Compensation Table. No named executive officer acquired any shares on exercise during the fiscal year ended September 30, 2004.

			Securities Underlying Unexercised Options at Year End (#)		Value of In-the Money Option at Year End ($)

	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Eugene Goodson	—	—	100,000	150,000	34,000	51,000
Patrick Cavanagh(1)	—	—	—	—	—	—
Dennis E. Bunday	—	—	100,000	150,000	34,000	51,000
Thomas K. Dunlap	—	—	150,000	150,000	34,000	51,000
Ronald J. Velat(2)	—	—	—	—	—	—

(1)          Mr. Cavanagh was appointed President and Chief Executive Officer effective October 1, 2004. In connection with his appointment, he was granted options to acquire 1,000,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The options vest in equal annual installments over five years.

(2)          Mr. Velat’s stock options expired December 31, 2003 as a result of Mr. Velat’s resignation in conjunction with the Company’s sale of its passenger car and light truck product lines to Teleflex on September 30, 2003. Mr. Velat is no longer employed by the Company

Employment Contracts

On January 10, 2003, the Company entered into employment agreements with Messrs. Bunday and Dunlap. Each of the contracts is for a term of four years beginning on October 1, 2002 and specifies an initial base salary of $150,000 per year, plus bonus based on parameters established by the Board of Directors on an annual basis. The agreements also provide for a one-year severance payment under certain circumstances in the event the Company terminates the agreements prior to the end of the contract period.

The Company entered into an employment agreement effective October 1, 2004 with the Company’s new President and Chief Executive Officer, Patrick W. Cavanagh. The agreement specifies an initial base salary of $240,000 per year plus a potential annual bonus of up to 150% of base salary based on financial performance and strategic objectives as established by the Board of  Directors. The agreement also requires Mr. Cavanagh to purchase up to $50,000 of the Company’s Common Stock at the then current market price and provides for a $200,000 signing bonus payable in May 2005, of which $150,000 will be paid in cash and $50,000 in shares of Common Stock, valued at the average trading price for the preceding 30 days. Additionally, the agreement provides for assistance in relocating from Chicago, Illinois to Portland, Oregon, the granting of 1,000,000 options at $1.00 per share under the Company’s 1993 stock option plan, and severance payments of between 1.5 and two times his base compensation under certain circumstances.

Equity Compensation Plan Information

The table below sets forth certain information as of the end of the Company’s 2004 fiscal year for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,865,417	$.96	1,964,083
Equity compensation plans not approved by security holders	—	—	—
Total	2,865,417	$.96	1,964,083

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers, among other things, the compensation of the executive officers of the Company.

Compensation Philosophy

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of salary, bonus, and equity-based compensation provided to the Chairman, Chief Executive Officer and other executive officers of the Company. It also oversees the overall administration of the Company’s stock option plans and addresses such other compensation matters as may from time to time be directed by the Board of Directors. The Compensation Committee’s compensation policy for executive officers is designed to attract, motivate, and retain talented executives responsible for the success of the Company and to promote the long-term interests of the Company and its stockholders. The Compensation Committee places emphasis on performance-based components, such as stock options and bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performance. These short-term and long-term incentive compensation policies are intended to reinforce management’s objectives to enhance profitability and stockholder value.

Executive Compensation

At the beginning of each fiscal year, the Compensation Committee meets with the Chief Executive Officer to review the objectives of the Company and its executive officers for such year and to establish parameters for performance-based year-end bonuses.  At the conclusion of each fiscal year, the Compensation Committee meets with the Chief Executive Officer to review the performance of the Company and its executive officers against the objectives and parameters that were established at the beginning of the year and to establish the basis for making recommendations to the Board of Directors for executive compensation, including year-end bonuses. In making recommendations to the Board of Directors, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers.

Executive officers are paid base salaries in line with their responsibilities, as determined in the discretion of the Board of Directors based on recommendations provided by the Compensation

Committee. Executive officers are also eligible to receive incentive bonuses based on achievement of performance targets established at the beginning of the fiscal year. During fiscal 2004, the objectives used as the basis for incentive bonuses were the achievement of designated earnings levels and other objectives for each executive officer.

Long-term equity incentives for executive officers are effected through stock option grants under the Company’s Restated 1993 Stock Option Plan. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and employees with those of the stockholders. During fiscal 2004, no executive officers were granted stock option awards. Subsequent to year end, however, Mr. Cavanagh was appointed President and Chief Executive Officer and in connection with his employment agreement was granted options to purchase 1,000,000 shares at $1.00 per share. These options vest in equal annual installments over five years.

Chief Executive Officer Compensation

The annual base salary for each of the Chairman, President, and Chief Executive Officer of the Company is reviewed and approved annually by the Board of Directors based on recommendations provided by the Compensation Committee and upon the criteria set forth under the discussion of Executive Compensation above. The target incentive bonus for the President and Chief executive Officer is tied to achieving designated corporate objectives and satisfactorily managing the Company’s overall corporate business plan. For fiscal 2005, the Chairman is not eligible for bonus incentives.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Restated 1993 Stock Option Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee’s present intention is to comply with Section 162(m) unless it believes that required changes would not be in the best interest of the Company or its stockholders.

Compensation Committee

Kirk R. Ferguson, Chairman
Carlos P. Salas
Donn J. Viola

Compensation Committee Interlocks and Insider Participation

The Company has a Compensation Committee consisting of Messrs. Ferguson, Carlos P. Salas and Viola. None of the named committee members is or ever was an executive officer of the Company. Mr. Ferguson is a partner and Managing Director of American Industrial Partners and Mr. Salas is a partner with Dolphin Advisors, LLC , an affiliate of Dolphin Asset Management Corp. See “Certain Relationships and Related Party Transactions” below for a description of the relationships between the Company and American Industrial Partners and Dolphin Management, Inc.. This Committee makes the determinations for stock issuances pursuant to the Company’s compensation plans.

AUDIT COMMITTEE REPORT

The Audit Committee held five meetings during our 2004 fiscal year. The independent certified public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

With respect to the Company’s audited financial statements for the Company’s fiscal year ended September 30, 2004, management of the Company represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee reviewed and discussed those financial statement with management. The Audit Committee also discussed with the Company’s independent certified public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Audit Committee received the written disclosures from the Company’s independent certified public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independent Discussions With Audit Committees), as modified or supplemented, and discussed with the Company’s independent certified public accountants their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2004, be included in the Company’s Annual Report on Form 10-K for that fiscal year.

Audit Committee

H. Samuel Greenawalt, Chairman
Kirk Ferguson
Peter E. Salas

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of January 6, 2005, by (i) each stockholder who is known by the Company to own beneficially more than 5 percent of the outstanding shares of each class of our voting stock, (ii) each of our directors, (iii) our Chairman of the Board, (iv) our President and Chief Executive Officer and each of our other named executive officers, and (v) all of our directors and executive officers as a group.

Name & Address of Beneficial Owner	Amount Beneficially Owned	Percentage Owned*
R. Eugene Goodson(1) 14100 Southwest 72nd Ave. Portland, OR 97224	433,245	1.0

Kirk R. Ferguson c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	-0-	-0-
H. Samuel Greenawalt(2) 14100 Southwest 72nd Ave. Portland, OR 97224	230,152	**
Douglas E. Hailey(3) 861 Maggies Way Waterbury Center, VT 05677	344,071	**
William I. Morris c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	103,040	**
Carlos P. Salas(4) c/o Dolphin Management Inc. 129 East 17th Street New York, New York 10003	4,243,270	9.1
Peter E. Salas(5) c/o Dolphin Management Inc. 129 East 17th Street New York, New York 10003	8,743,401	18.8
Donn J. Viola(6) 14100 Southwest 72nd Ave. Portland, OR 97224	10,000	**
Patrick W. Cavanagh 14100 Southwest 72nd Ave. Portland, OR 97224	1,538	**
Dennis E. Bunday(7) 14100 Southwest 72nd Ave. Portland, OR 97224	991,945	2.1
Thomas F. Dunlap(8) 14100 Southwest 72nd Ave. Portland, OR 97224	1,304,041	2.8
Eubel Suttman & Brady Asset Management Inc. 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,191,574	4.7

Mark E. Brady(9) Eubel Suttman & Brady Asset Management Inc. 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,649,940	5.7
Robert J. Suttman, II(9) Eubel Suttman & Brady Asset Management Inc. 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,657,270	5.7
Ronald L. Eubel(9) Eubel Suttman & Brady Asset Management Inc. 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,649,940	5.7
Bernard J. Holtgreive(9) Eubel Suttman & Brady Asset Management Inc. 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,649,940	5.7
William E. Hazel(9) Eubel Suttman & Brady Asset Management Inc. 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,649,940	5.7
American Industrial Partners Capital Fund III, L.P. c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	6,765,045	14.5
Comerica Bank(10) 500 Woodward Avenue 33rd Floor, One Detroit Center Detroit, MI 48226	3,592,000	7.7
Thomas W. Itin(11) 7001 Orchard Lake Rd., Suite 424 West Bloomfield, MI 48322-3608	3,898,719	9.1
Dolphin Offshore Partners, L.P. c/o Dolphin Management Inc. 129 East 17th Street New York, NY 10007	4,500,131	9.7

Dolphin Direct Equity Partners LP c/o Dolphin Management Inc. 129 East 17th Street New York, NY 10007	4,243,070	9.1
All executive officers and directors as a group (11 persons)	11,343,138	24.1

*                    The percentages of beneficial ownership of the Common Stock assumes the exercise of all options and warrants exercisable for Common Stock beneficially owned by such person or entity currently exercisable on or before March 18, 2005.

**             Less than one percent.

(1)          Also includes 100,000 shares issuable upon exercise of stock options exercisable on or before March 18 2005.

(2)          Includes 75,000 shares issuable upon exercise of stock options exercisable on or before March 18, 2005.

(3)          Includes 25,000 shares issuable upon exercise of stock options exercisable on or before March 18, 2005.

(4)          Includes shares held by Dolphin Direct Equity Partners, LP. Mr. Carlos P. Salas disclaims beneficial ownership of shares held by Dolphin Direct Equity Partners, LP, except to the extent of his individual pecuniary interest therein.

(5)          Includes shares held by Dolphin Direct Equity Partners, LP and Dolphin Offshore Partners, L.P. Mr. Peter E. Salas disclaims beneficial ownership of shares held by Dolphin Direct Equity Partners, LP and Dolphin Offshore Partners, L.P., except to the extent of his individual pecuniary interest therein.

(6)          Includes 10,000 shares issuable upon exercise of stock options exercisable on or before March 18, 2005.

(7)          Includes (i) 73,649 shares of Common Stock; (ii) 100,000 shares issuable upon exercise of stock options exercisable on or before March 18 2005; and (iii) 983,837 shares owned by Williams Controls, Inc. employee benefit plans of which Mr. Bunday is a trustee and over which Mr. Bunday has shared voting and dispositive power. Mr. Bunday disclaims beneficial ownership of shares held in the Company’s employee benefit plans, except to the extent of his individual pecuniary interest therein.

(8)          Includes (i) 335,745 shares of Common Stock; (ii) 150,000 shares issuable upon exercise of stock options exercisable on or before March 18, 2005; and (iii) 983,837 shares owned by Williams Controls, Inc. employee benefit plans of which Mr. Dunlap is a trustee and over which Mr. Dunlap has shared voting and dispositive power. Mr. Dunlap disclaims beneficial ownership of shares held in the Company’s employee benefit plans, except to the extent of his individual pecuniary interest therein.

(9)          Messrs. Brady, Suttman, Eubel, Holtgreive and Hazel are general partners or principals of Eubel Suttman and disclaim beneficial ownership of these securities except to the extent of their individual pecuniary interest therein.

(10)   Comerica has assigned the power to vote these shares to Thomas W. Itin, but Comerica retains sole dispositive power.

(11)   Includes: (i) 150,000 shares of Common Stock held by Acrodyne Corporation; (ii) 156,719 shares owned by Ajay Sports, Inc.; and (iii) 3,592,000 shares held by Comerica. Comerica has assigned the power to vote the shares held by Comerica to Mr. Itin, but Comerica retains sole dispositive power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Services Agreement

The Company had a Management Services Agreement with American Industrial Partners Advisors (“AIP Advisors”), an affiliate of AIP, which expired in conjunction with the recapitalization transaction on September 30, 2004. Under the terms of that agreement, AIP Advisors agreed to provide advisory and management services to the Company and its subsidiaries as the Company requested and as AIP Advisors agreed to provide from time to time. Under that agreement, the Company agreed to pay AIP Advisors (a) an advisory fee of $850,000 which was paid on July 1, 2002 in connection with the closing of the 2002 recapitalization; (b) an annual management fee, equal to $400,000 plus 3% of any debt outstanding (including accrued interest thereon) of the Company or its subsidiaries as of the first day of the applicable quarterly payment period which is owned or guaranteed by AIP or any of its affiliates; and (c) other fees based on certain occurrences. The Company paid AIP Advisors $400,000 during fiscal 2004.

Effective with the September 30, 2004 recapitalization transaction, the Company and AIP Advisors terminated the existing Management Service Agreement and entered into a new Management Services Agreement with each of AIP Advisors and Dolphin Management, Inc. (“Dolphin Advisors”). Under the new agreement, each of AIP Advisors and Dolphin Advisors will provide advisory and management services to the Company and its subsidiaries. In consideration of the services to be provided by AIP Advisors and Dolphin Advisors, the Company is required to pay each of AIP Advisors and Dolphin Advisors an annual management fee, payable in quarterly installments commencing January 1, 2005, equal to $80,000 payable to AIP Advisors and $120,000 payable to Dolphin Advisors. The Company’s obligation to pay the annual fee to AIP Advisors or Dolphin Advisors will terminate automatically as of August 1, 2007, or earlier under certain circumstances. The Company made no payments in fiscal 2004 under this agreement.

Put/Call Agreement

On September 30, 2004, the Company entered into a put/call option agreement with American Industrial Partners (“AIP”). Under the put option agreement, during the period commencing on September 30, 2006 and ending on September 30, 2007, AIP will have the right to require the Company to repurchase, in whole or in part, up to a maximum of 7,000,000 shares of the Company’s common stock held by AIP (the “Put”). The price for any shares the Company is required to repurchase upon exercise of the Put by AIP is the lesser of $1.00 per share or the average of the closing trading prices of the Company’s common stock for the 30 trading days immediately preceding the third business day before the notice of exercise of the Put is delivered by AIP. The Put may only be exercised by AIP one time. If the Company fails, for whatever reason, to pay the price of the Put for the shares required to be repurchased within 30 days after exercise of the Put by AIP, the Company is required to issue to AIP shares of the Company’s Series C Preferred stock. The number of shares of Series C Preferred stock to be issued to AIP will be determined by dividing the aggregate price of the shares of common stock held by AIP that the Company was required to repurchase upon exercise of the Put, but failed to do so, by $100. If shares of Series C Preferred stock are issued due to the exercise of the Put by AIP, these preferred shares will be senior to the Company’s common stock and any other class or series of stock. The Series C Preferred stock will accrue cumulative dividends on a daily basis at the rate of 15% per annum. In addition the Company will have redemption rights to be able to redeem all or any portion of the Series C Preferred stock at any time in minimum increments of 500 shares, at a price per share equal to $100 plus all accrued but unpaid dividends. Lastly, holders of the Series C Preferred stock will have a liquidation preference equal to $100 per share, plus accrued but unpaid dividends, in any liquidation of the Company. AIP also has the right to assign its rights to the Put to any person that holds at least 6,000,000 shares of the Company’s common stock prior to such assignment; however upon any such assignment, the right to the issuance of Series C Preferred stock upon failure of the Company to pay the price of the Put shall terminate. In addition, AIP may not assign the Put separately from the Call described below.

Under the call option agreement, AIP also granted the Company a right to elect to purchase from AIP (the “Call”) on October 31, 2007 all of the shares of the Company’s common stock then held by AIP, up to a maximum of 7,000,000 shares, at a price of $2.00 per share. In order to exercise the Call, the Company is required to deliver to AIP, not more than 30 nor fewer than ten days prior to the call date a written notice of its election to exercise the Call.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten-percent stockholders are required by the SEC regulation to furnish the Company with copies of Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations of the reporting persons, the Company believes that all required reports were timely filed during the year, except that Mr. Hailey failed to file one Form 4 in a timely manner. The Form 4 was subsequently filed to reflect the grant of 10,000 stock options.

PERFORMANCE INFORMATION

The following graph sets forth the percentage changes in the Company’s cumulative stockholder return on its Common Stock for the five-year period ended September 30, 2004, with the cumulative total return of the NASDAQ Stock Market (US Companies) and a peer index of the NASDAQ.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Independent  Registered Public Accountants

The firm of KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements of the Company and subsidiaries for fiscal 2004, 2003 and 2002.

Attendance at Annual Meeting

The firm of KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements of the Company and subsidiaries for fiscal 2004 and rendered other professional services as required.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Fees Billed to the Company by KPMG LLP During Each of the Last Two Fiscal Years

Aggregate fees billed by KPMG for audit services related to the two most recent fiscal years, and for other professional services billed in the two most recent fiscal years were as follows:

Services Provided	2004	2003
Audit Fees(1)	$201,625	$210,233
Audit Related Fees(2)	$79,193	$48,500
Tax Fees(3)	$168,160	$158,470
All Other Fees(4)	$25,000	$84,578
Total	$473,978	$501,781

(1)          Fees in connection with the audit of the Company’s annual financial statements and reviews of the Company’s quarterly reports on Form 10-Q for the fiscal year ended September 30, 2004.

(2)          Fees include audit of benefit plans.

(3)          Fees include assistance with tax planning analysis and tax compliance.

(4)          Primarily includes assistance with benefit plan compliance.

Before KPMG LLP is engaged by the Company or its subsidiaries to render audit or non-audit services, the engagement must be approved by the Audit Committee of the Board of Directors. The Audit Committee has considered each of the services rendered by KPMG LLP for services other than the audit of the Company’s financial statements and has determined that the provision of each of these services is compatible with maintaining the firm’s independence.

CODE OF ETHICS

The Company has adopted a Code of Ethics that is applicable to the Chief Executive Officer, Chief Financial Officer and all other persons performing similar functions. The Company’s Code of Ethics is available free of charge by writing to Williams Controls, Inc., Investor Relations, 14100 SW 72nd Avenue, Portland, Oregon 97224.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2006 proxy statement. Any such proposal must be received by the Company not later than September 20, 2005. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a stockholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than ten days nor more than 60 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than two days prior to the date of such meeting, in which event, stockholders may deliver such notice not later than the second day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than the proposals discussed above that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for fiscal 2004 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended September 30, 2004 with the Securities and Exchange Commission. A stockholder also may obtain a copy of the Company’s annual report on Form 10-K at no charge, or a copy of exhibits thereto for a reasonable charge, by writing to Williams Controls, Inc., Investor Relations, 14100 S.W. 72nd Avenue, Portland, Oregon 97224.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY HOPES THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Dennis E. Bunday
Executive Vice President, Chief Financial Officer and Secretary

January 18, 2005
Portland, Oregon

WILLIAMS CONTROLS, INC.

Annual stockholders meeting, February 17, 2005

PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints each of Dennis E. Bunday and R. Eugene Goodson proxy with power of substitution and resubstitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual stockholders meeting of Williams Controls, Inc. (the “Company”), on February 17, 2005, and any adjournments or postponements of that meeting, with all powers that the undersigned would possess, if personally present, with respect to the following:

1.               PROPOSAL TO ELECT THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY: DOUGLAS E. HAILEY AND WILLIAM I. MORRIS.   YOU MAY WITHHOLD AUTHORITY TO VOTE FOR EITHER OR BOTH OF THE NOMINEES BY WRITING THEIR NAME IN THE SPACE PROVIDED BELOW.

☐ FOR both nominees listed above (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions:        Write the name of each nominee in the space above for whom authority to vote is withheld)

2.               PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK TO 75,000,000.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY

3.               TRANSACTION OF ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED BY THIS PROXY.

The shares represented by this proxy will be voted as specified on the front of this proxy, but if no specification is made, this proxy will be voted FOR approval of proposal 2 and FOR election of each of Douglas E. Hailey and William I. Morris, unless an exception is indicated to the contrary above. The proxies may vote in their discretion as to other matters that may properly come before this meeting.

No. of Shares:	Date:	, 2005

Signature or Signatures

Please date and sign above as your name is printed to the left of the signature line, including designation as executor, trust, etc., if applicable. A corporation must be signed for by the president or other authorized officer.

The annual stockholders meeting of Williams Controls, Inc. will be held at the offices of the Company located at 14100 South West 72nd Avenue, Portland, Oregon  on February 17, 2005, at 8:30 a.m. Pacific Standard Time.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in “street name” by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.